Consent of Independent Registered Public Accounting Firm

Greenlight Capital Re, Ltd.
Grand Cayman, Cayman Islands

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-257613) and Form S-8 (No. 333-249849 and No. 333-273538) of Greenlight Capital Re, Ltd. of our report dated March 8, 2022, relating to the consolidated financial statements and financial statement schedules, which appears in this Annual Report on Form 10-K.

(Signed manually)
BDO USA, P.C.
Grand Rapids, Michigan
March 5, 2024